Exhibit 10.7

EXECUTION VERSION

AMENDED AND RESTATED EXECUTIVE SUBSCRIPTION AND

SECURITYHOLDER’S AGREEMENT

THIS AMENDED AND RESTATED EXECUTIVE SUBSCRIPTION AND SECURITYHOLDER’S AGREEMENT (this “Agreement”) is made as of 3rd February 2011, by and among Bain Capital Everest Manager Holding S.C.A., a société en commandite par actions organized under the laws of the Grand Duchy of Luxembourg (the “Company”), Bain Capital Everest Manager, a société à responsabilité limitée organized under the laws of the Grand Duchy of Luxembourg (the “Commandité”), Christopher D Pappas (the “Executive”) and each of the Bain Investors set forth in the Schedule of Bain Investors.

RECITALS

WHEREAS the Commandité, the Company, the Bain Investors and the Executive entered into an executive subscription and securityholder’s agreement on 17 June 2010 (the “Original Agreement”) which provided for certain rights and obligations of the parties thereto with respect to the Securities issued thereunder;

WHEREAS in connection with the recapitalization of the Company and its group (the “Recapitalization”) and the redemption of the Class A Ordinary Shares and the Class G Ordinary Shares to be effected on or around the date hereof (the “Redemption”), the parties to the Original Agreement hereby wish to amend and restate the provisions of the Original Agreement, such that this Agreement shall replace and supersede the Original Agreement in its entirety with effect from the date hereof.

Subject to the Recapitalization having occurred, this Agreement shall replace and supersede the Original Agreement in its entirety with effect from the date hereof.

1. Definitions.

“Acquisition Agreement” means the Sale and Purchase agreement dated 2 March 2010 entered into among The Dow Chemical Company, Styron LLC, Styron Holding B.V. and STY Acquisition Corp, as amended, restated or modified from time to time.

“Affiliate” means, with respect to any Person: (i) any other Person which directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common control with, such Person; provided, however, that neither the Company nor any of its Controlled Affiliates shall be deemed an Affiliate of any Executive (and vice versa) and no Executive shall be deemed an Affiliate of any other Executive solely as a result of their relationship with respect to the Company; (ii) if such Person (or if such Person is acting as nominee, the Person or the beneficial owner of the relevant voting securities) is an investment fund, any other investment fund the primary investment advisor to which is, or is Controlled by, the primary investment advisor to such Person or an Affiliate thereof; and (iii) if such Person is a natural Person, any Family Member of such natural Person.

“Approved Sale” shall have the meaning provided in Section 6(a).

“Articles” or “Articles of Association” means the Company’s Articles of Association as amended from time to time which shall include the Form of Share Terms attached hereto as Exhibit A.

“Bain Inflows” means, without duplication, as of any measurement date, all after net cash proceeds (excluding fees and expense reimbursements) received by the Bain Investors (either directly or indirectly) with respect to or in exchange for the Bain Securities (whether such payments are received from the Company or any third party) from the issuance date thereof through such measurement date and shall, for the purposes of Section 2(f), be deemed to include:

(a) in the case of a Change in Control, any Bain Securities not transferred pursuant to such Change in Control, the value of which shall be the price per security based on the amount that the holders of Bain Securities would be entitled to receive, following a hypothetical liquidating distribution of the Company, where the aggregate proceeds to be distributed equal the after-tax net proceeds following a hypothetical sale of all the assets of the Company at the Change in Control value;

(b) in the case of a Public Offering of the Company or Newco, any Equity Securities (or equity securities of Newco, where applicable) retained by the Bain Investors, the value of which shall be their Implicit Pre-IPO Value; and

(c) in the case of a Public Offering of a Subsidiary of the Company, any amount that the holders of Bain Securities would be entitled to receive, following a hypothetical liquidating distribution of the Company, where the aggregate proceeds to be distributed equal the after-tax net proceeds following a hypothetical sale of all the assets of the Company at the Public Offering value.

“Bain Outflows” means, without duplication, as of any measurement date, all cash payments made (either directly or indirectly) by the Bain Investors (on a cumulative basis) with respect to or in exchange for the Bain Securities (whether such payments are made to the Company or any third party).

“Bain Investor” means each of the parties set forth on the Schedule of Bain Investors, any of their Affiliates to whom any interest in the Company has been assigned or transferred and any of their Affiliates that subscribe for any interest in the Company.

“Bain Investor Sale Notice” shall have the meaning provided in Section 5(a).

“Bain Securities” means (i) the securities issued by the Company to the Bain Investors, (ii) any other Equity Securities of the Company held by the Bain Investors, and (iii) any securities issued or issuable directly or indirectly with respect to the securities referred to in (i) or (ii) above by way of a dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization including a recapitalization or exchange, notwithstanding any subsequent Transfer or assignment to other holders thereof. Such Securities shall continue to be Bain Securities in the hands of any transferee that is an Affiliate of a Bain Investor.

“Board” means the board of directors of the Commandite, as constituted from time to time.

“Business” means such of the business, assets and shares of certain companies comprising the Styron group which are the subject of the acquisitions under the Acquisition Agreement.

“Business Day” means any day (other than a Saturday or Sunday or legal holiday) on which banks in New York, USA, London, England and the Grand Duchy of Luxembourg are open for business.

“Call Option” shall have the meaning provided in Section 9(b)(iv).

“Call Option Exercise Notice” shall have the meaning provided in Section 9(b)(iv).

“Call Option Exercise Period” shall have the meaning provided in Section 9(b)(iv).

“Calling Person” means any Person that exercises its right to purchase Executive Securities pursuant to the Call Option.

“Catch up Amount” an amount in cash equal to the amount that an Executive would have been entitled to receive in respect of any distribution by the Company in connection with his Incentive Securities which are not Vested Securities, had such Incentive Securities been Vested Securities on the date of such distribution.

“Cause” shall have the meaning provided in the Employment Agreement.

“Change in Control” shall have the meaning provided in the Employment Agreement.

“Class A Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class A Ordinary Shares in accordance with the Articles of Association.

“Class B Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class B Ordinary Shares in accordance with the Articles of Association.

“Class C Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class C Ordinary Shares in accordance with the Articles of Association.

“Class D Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class D Ordinary Shares in accordance with the Articles of Association.

“Class E Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class E Ordinary Shares in accordance with the Articles of Association.

“Class F Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class F Ordinary Shares in accordance with the Articles of Association.

“Class G Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class G Ordinary Shares in accordance with the Articles of Association.

“Class H Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class H Ordinary Shares in accordance with the Articles of Association.

“Class I Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class I Ordinary Shares in accordance with the Articles of Association.

“Class J Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class J Ordinary Shares in accordance with the Articles of Association.

“Class K Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class K Ordinary Shares in accordance with the Articles of Association.

“Class L Ordinary Shares” means the ordinary shares of the Company with a nominal value of US$ 0.01 each designated as Class L Ordinary Shares in accordance with the Articles of Association.

“Co-Invest Securities” means collectively, (i) the Class A Ordinary Shares, the Class B Ordinary Shares, the Class C Ordinary Shares, the Class D Ordinary Shares, the Class E Ordinary Shares, the Class F Ordinary Shares, held by or issued to the Executive pursuant to this Agreement and (ii) any Securities issued or issuable directly or indirectly with respect to the securities referred to in (i) above, by way of conversion or exchange.

“Commandité” shall have the meaning provided in the preamble.

“Company” shall have the meaning provided in the preamble.

“Control” (including, with correlative meanings, the terms “Controlling,” “Controlled by” and “under common control with”) shall mean in respect of a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Deed of Adherence” means a deed of adherence pursuant to which the party thereto agrees to be bound by the terms of this Agreement in the form set out in Exhibit C or in such other form as is approved by the Commandité.

“Disability” shall have the meaning provided in the Employment Agreement.

“Employment Agreement” shall mean the employment agreement entered into as of 17 June 2010 among Bain Capital Everest Holding Inc, the Company and the Executive, as amended, restated or modified from time to time.

“Equity Securities” shall mean (i) any Securities that entitle the holder thereof to receive unlimited dividends and/or to participate in the surplus assets of the Company on a liquidation or (ii) any option or right that is exchangeable or exercisable or convertible into the Securities referred to in (i) above.

“Executive Securityholder” means (i) the Executive, (ii) any assignee or transferee of any interest in the Company directly from the Executive and (iii) any other Person who becomes a holder of Executive Securities in a manner contemplated by this Agreement and becomes a party hereto by executing a Deed of Adherence in accordance with Section 4(f).

“Executive Securities” means (i) the Securities issued to the Executive pursuant to this Agreement, (ii) any other Securities held by any Executive, and (iii) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in (i) or (ii) above by way of a dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization including a recapitalization or exchange, notwithstanding any subsequent transfer or assignment to other holders thereof. Such securities shall continue to be Executive Securities in the hands of any holder (except for the Company, the Bain Investors, and transferees in a Public Sale), and except as otherwise provided herein, each such other holder of Executive Securities shall succeed to all rights and obligations attributable to the Executive as a holder of Executive Securities hereunder.

“Fair Market Value” means, with respect to any Security or Securities, the cash proceeds that the holder of the Security would be entitled to receive, following a hypothetical liquidating distribution of the Company, where the aggregate proceeds to be distributed equal the net proceeds following a hypothetical sale of all the assets of the Company at their market value, as determined in accordance with Section 10. Fair Market Value of securities shall be determined without discounts for lack of marketability or minority interest.

“Family Member” means, with respect to any natural person, such person’s parents (whether natural or by adoption), spouse and descendents (whether natural or by adoption) and any trust, limited partnership or other entity solely for the benefit of that person and/or that person’s parents, spouse and or descendents.

“Good Leaver” shall have the meaning provided in Section 2(d)(ii).

“Good Reason” shall have the meaning provided in the Employment Agreement.

“Implicit Pre-IPO Value” shall:

(a) in the event that a primary offering of shares shall occur, be equal to (1) the Total Price to the Public divided by the percentage (stated as a decimal) that the number of shares of Newco Common sold pursuant to the Public Offering represents of the total number of shares of Newco Common to be outstanding immediately following the Public Offering, minus (2) the Primary Offering Proceeds; and

(b) in the event only a secondary sale of shares shall occur, be equal to (1) the total number of shares of Newco Common multiplied by (2) the Per Share Price.

For the purposes of this definition, “Primary Offering Proceeds” means the number of shares of Newco Common sold in the primary offering (which may be zero) in connection with the Public Offering, multiplied by the Per Share Price. “Per Share Price” means, in connection with any Public Offering, the price set out or that would be set out on the cover page of a prospectus for such Public Offering under the caption “Price to Public” (or any similar caption) and opposite the caption “Per Share” (or any similar caption), less the per share allocation of the underwriting discounts and commissions and expenses incurred by the Company in connection with the Public Offering. “Total Price to the Public” means the Per Share Price multiplied by the number of shares of Newco Common sold pursuant to the Public Offering.

“Incentive Securities” means collectively, (i) the Class G Ordinary Shares, the Class H Ordinary Shares, the Class I Ordinary Shares, the Class J Ordinary Shares, the Class H Ordinary Shares and the Class K Ordinary Shares issued to or held by the Executive and (ii) any Securities issued or issuable directly or indirectly with respect to the Securities referred to in (i) above by way of a dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization including a recapitalization or exchange, notwithstanding any subsequent transfer or assignment to other holders thereof.

“Independent Third Party” means any Person who, immediately prior to the contemplated transaction, does not beneficially own any of the Company’s Ordinary Shares, who is not Controlling, Controlled by or under common Control with any Person who beneficially owns any of the Company’s Ordinary Shares and who is not the spouse or descendent (by birth or adoption) of any such Person or a trust for the benefit of such Person and/or such other Persons.

“Investment Agreement” means the Investor Subscription and Shareholder Agreement to be entered into on or about the date hereof amongst the Company and the investors named therein, as amended, restated or modified from time to time.

“Material Cooperation Violation” shall have the meaning provided in the Employment Agreement.

“Material Covenant Violation” shall have the meaning provided in the Employment Agreement.

“MCV Date” shall have the meaning provided in Section 8

“MCV Securities” shall have the meaning provided in Section 8

“Newco” shall have the meaning provided in Section 7(b)(i).

“Newco Common” shall have the meaning set out in Section 7(b)(i).

“Note” means each loan note instrument to be executed by the Executive on or about the date hereof in favour of the Company constituting, in aggregate, $1,000,000 of secured full recourse interest-bearing loan notes of the Executive due 31 December 2010, substantially in the form attached hereto as Exhibit E.

“Ordinary Shares” means as at the date hereof, collectively the Class A Ordinary Shares, the Class B Ordinary Shares, the Class C Ordinary Shares, the Class D Ordinary Shares, the Class E

Ordinary Shares, the Class F Ordinary Shares, the Class G Ordinary Shares, the Class H Ordinary Shares, the Class I Ordinary Shares and the Class J Ordinary Shares, the Class K Ordinary Shares and the Class L Ordinary Shares, and any other ordinary shares of the Company created from time to time and designated as “Ordinary Shares” under the Articles of Association.

“Original Agreement” shall have the meaning set forth in the Recitals.

“Original Cost” means, with respect to any Security, the original subscription price paid to the Company by the original subscriber for such Security.

“Participating Securityholder” shall have the meaning provided in Section 5(b).

“Performance Threshold” shall have the meaning set out in Section 2(f).

“Performance Vesting Incentive Securities” shall have the meaning provided in Section 2(d)(i).

“Permitted Transferee” shall have the meaning provided in Section 4(c).

“Person” means any natural person, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture or government entity, or any department, agency or political subdivision thereof, or any other entity including without limitation any unincorporated organization, syndicate, or affiliated group.

“Post Termination Period” shall have the meaning provided in Section 9(b)(i).

“Power of Attorney” means the power of attorney substantially in the form set out in Exhibit D.

“Public Offering” means the first public offering and sale of the Equity Securities of the Company, a Newco or a Subsidiary to the public, pursuant to an effective registration or an effective listing or qualification on a securities market in accordance with applicable requirements (including the Securities Act, if applicable).

“Public Sale” means a Public Offering or any sale of Equity Securities of the Company, a Newco or a Subsidiary, as the case may be, through a broker, dealer or market maker pursuant to the securities regulations of the relevant jurisdiction(s).

“Redemption” shall have the meaning set forth in the Recitals.

“Registration Rights Agreement” means the agreement substantially in the form set out in Exhibit F.

“Relative” shall have the meaning provided in Section 3(f).

“Sale of the Company” means a bona fide, arm’s length transaction with an Independent Third Party or group of Independent Third Parties involving: (i) a sale of assets pursuant to which such Independent Third Party or group of Independent Third Parties acquire all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis in one transaction or series of related transactions; (ii) any sale of the Investor Securities (as defined in the Investment

Agreement) resulting in such Independent Third Party or group of Independent Third Parties acquiring more than 50% of the economic interest or the voting power in the Company or the power to elect a majority of the entire Board in one transaction or series of related transactions; (iii) a merger, consolidation or issuance which accomplishes one of the foregoing; or (iv) a similar transaction with a like economic effect.

“Securities” means (i) securities issued by the Company and (ii) any securities issued or issuable directly or indirectly with respect to the securities referred to in (i) above, by way of a dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization including a capitalization or exchange, notwithstanding any subsequent Transfer or assignment to other holders thereof. For the avoidance of doubt, Securities shall include without limitation the Executive Securities and the Bain Securities.

“Securities Act” shall mean the United States Securities Act of 1933, as amended.

“Security Rights Ownership” when used with reference to any Person’s ownership of any securities of any entity, means ownership by the relevant Person of the economic and other legal rights attaching to the relevant securities of such entity, which for the avoidance of doubt shall include ownership of such rights directly through ownership of title to such securities or indirectly through one or more entities Controlled by the relevant Person; provided that, if the relevant Person does not own 100% of any Controlled intermediate holding vehicle, then his/her Security Rights Ownership in the relevant securities shall be proportionately reduced (i.e. if the relevant Person owns 80% of an intermediate vehicle that owns 90% of the relevant securities of a subsidiary entity, then the relevant Person’s Security Rights Ownership in the relevant securities of the subsidiary entity shall be deemed to be 72%).

“Securityholder” means, at any time, a holder of Securities at such time.

“Sellers” shall mean the sellers of the Business pursuant to the Acquisition Agreement.

“Subscription Price” has the meaning provided in Section 2(a).

“Subsidiary” or “Subsidiaries” means, with respect to any Person, any or all other Person(s) of which a majority of the total voting power of shares of stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by such Person or one or more of such Person’s other Subsidiaries or a combination thereof. For the purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or if such Person or Persons Control such entity.

“Supervisory Board” shall have the meaning provided in the Articles of Association.

“Termination Date” shall mean the actual date on which the Executive ceases to be employed by the Company and any of its Subsidiaries.

“Termination Notice” shall have the meaning provided in Section 9(a).

“Time Vesting Incentive Securities” shall have the meaning provided in Section 2 2(d)(i).

“Transfer” shall have the meaning provided in Section 4(a).

“Transferring Securityholder” has the meaning set out in Section 5(a).

“Unvested Post-Termination Securities” shall have the meaning provided in Section 9(b)(ii).

“Unvested Securities” means those Executives Securities which at any time are not Vested Securities.

“Vested Securities” shall mean (i) the Co-Invest Securities; and (ii) those Incentive Securities which at the relevant time have vested in accordance with this Agreement.

2. Execution, Subscription and Issuance of Executive Securities.

(a) Subscription and Settlement of the Executive Securities. Immediately following the execution of the Original Agreement, the Executive subscribed for the number of Executive Securities at the price per Security as set out in Exhibit B (the “Subscription Price”), subject to Section 2(b) below, the Company issued and allotted to the Executive, such number of Executive Securities. Furthermore, on 24 September 2010 the Securityholder subscribed for 6,750 Incentive Shares and on 29 November 2010 the Securityholder subscribed for 320 Incentive Shares. The Subscription Price for Class A Ordinary Shares, the Class B Ordinary Shares, the Class C Ordinary Shares, the Class D Ordinary Shares, the Class E Ordinary Shares and the Class F Ordinary Shares was the same price as that paid by The Down Chemical Company (or an affiliate thereof) for the same classes of Ordinary Shares on or about the same time as the issuance to the Executive of such classes of Ordinary Shares pursuant to this Section 2.

(b) Conditions to Issuance of Executive Securities. The obligation of the Company to issue Executive Securities to the Executive was subject to the following conditions:

(i) the representation and warranties set forth in Section 3 below had to be true and accurate with respect to the Executive on the date of the Original Agreement and the date of Closing;

(ii) the Executive settling the aggregate Subscription Price for the Executive Securities as follows:

(A)	in respect of the Co-Invest Securities, the Executive shall execute the Notes; and

(B)	in respect of the Incentive Securities, the Executive had to pay to the Company in cash (in accordance with Section 2(c) below) the amount set forth in column 3 of Exhibit B opposite each class of Inventive Securities; and

(C)	the execution and delivery of the Power of Attorney.

(c) Closing. Subject to the fulfilment of the conditions in Section 2(b) above, immediately following execution of the Original Agreement, the Executive delivered to the Company (i) the Subscription Price for the Incentive Securities by electronic transfer in immediately available funds, (ii) the duly executed Note and (iii) duly executed subscription forms for the Executive Securities. Following receipt of the above, the Company effected a share capital increase and issued the relevant Executive Securities. Immediately following the issuance of the Executive Securities, the Company entered the Executive’s name or, if applicable, the name of his nominee or custodian, on the Company’s securityholder register as the holder of the number of Securities identified to the Executive by the Commandité pursuant to Section 2(a).

(d) Vesting of Incentive Securities.

(i) Types of Vesting. Except as provided in Section 2(g), 75% of all the issued Incentive Securities will be subject to time vesting in accordance with Section 2(e) (the “Time Vesting Incentive Securities”) and the remaining 25% of all the issued Incentive Securities will performance vest in accordance with Section 2(f) (the “Performance Vesting Incentive Securities”).

(ii) Continuous Employment. Other than as stated in clause (i) of the final paragraph of Section 2(e) below, the Time Vesting Incentive Securities shall only vest if the Executive remains in the continuous employment with the Company or any of its Subsidiaries between and including the Closing and the applicable vesting date (as determined in accordance with Section 2(e) below).

(iii) Catch-up. No Executive will be entitled to receive any amounts distributed in respect of his Incentive Securities (including by way of redemption or repurchase of securities) until such time as they have vested in accordance with this Agreement. In the event that the Company has made any distributions with respect to its Ordinary Shares prior to an Executive’s (including by way of redemption or repurchase of securities):

(A)	Time Vesting Incentive Securities becoming Vested Securities, if and when such Time Vesting Incentive Securities become Vested Securities, the Company shall pay to such Executive the Catch up Amount in respect thereof; and

(B)	Performance Vesting Incentive Securities becoming Vested Securities, if and when such Performance Vesting Incentive Securities become Vested Securities in accordance with Section 2(f) below, the Company will pay to such Executive the Catch up Amount in respect thereof.

(iv) Catch up Amount Account. The Company shall retain an amount equal to the aggregate Catch up Amount to which each Executive holder is entitled pursuant to this Section 2 until such time as the Catch up Amount in respect of such Executive’s Time Vesting Incentive Securities or Performance Vesting Incentive

Securities (as applicable) becomes payable in accordance with Section 2(d)(iii). In the event any amount retained by the Company never becomes payable to the Executive hereunder, such amount shall be retained by the Company. The Catch up Amount for all Executive Securityholders shall be retained in the same account.

(e) Time Vesting Incentive Securities. The Time Vesting Incentive Securities will vest and become Vested Securities as follows:

(i) 25% of each class will vest and become Vested Securities on the first anniversary of the Closing; and

(ii) 6.25% of each class will vest and become Vested Securities at the end of each calendar quarter during the three year period commencing on the date immediately following the first anniversary of the Closing.

Notwithstanding the foregoing, (i) if the Executive’s Termination is a result of (A) the Executive’s death or permanent Disability, (B) a Termination of the Executive by the Company or one of its Subsidiaries without Cause, or (C) the Executive’s voluntary resignation for Good Reason (each of (A), (B) and (C), a “Good Reason”), the Time Vesting Incentive Securities which would have become vested and become Vested Securities in the 12 months following the Termination Date had the Executive’s employment continued for such 12 months will vest and become Vested Securities on the Termination Date, and (ii) all Time Vesting Incentive Securities shall be deemed to be 100% vested upon consummation of a Change in Control (but excluding a Change in Control resulting from a Public Offering).

(f) Performance Vesting Incentive Securities. The Performance Vesting Incentive Securities will vest and become Vested Securities upon the occurrence of either a Change in Control or a Public Offering in which the Bain Inflows immediately following such Change in Control or Public Offering (as determined on the applicable measurement date) are at least two times (2x) the Bain Outflows (the “Performance Threshold”).

(g) Vesting of Class G Ordinary Shares. Notwithstanding the provisions of Sections 2(d), 2(e) and 2(f), and subject to the completion of the Redemption, all of the Class G Ordinary Shares issued to the Executive shall vest immediately prior to the Redemption.

3. Representations and Warranties. In connection with the subscription and issuance of Executive Securities (including those subscribed for pursuant to the Original Agreement), the Executive represents and warrants to the Company and the Bain Investors with respect to himself that:

(a) In connection with the subscription and issuance of the Executive Securities hereunder, this Agreement constitutes the legal, valid and binding obligation of the Executive, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by the Executive does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which the Executive is a party or any judgment, order or decree to which the Executive is subject.

(b) The Executive’s name and identity as represented herein are true and accurate and the subscription by the Executive of the Executive Securities and the execution, delivery and performance of this Agreement have been made freely and with the intent to enter into this Agreement by the Executive.

(c) The Executive is purchasing Executive Securities issued to him for such Executive’s own account or for that of a Permitted Transferee identified herein (and not on behalf of any other persons) with the present intention of holding such Securities for the purposes of investment and not with a view to, or intention of, distribution thereof in violation of any applicable securities laws and the Executive Securities shall not be disposed of in contravention of any applicable securities laws, and the Executive understands and acknowledges that, if applicable, United States federal and state securities laws shall govern and restrict his/her or its right to offer, sell or otherwise dispose of any Executive Securities unless such offer, sale or disposal is registered and qualified under the Securities Act and applicable United States state securities laws, and the Executive agrees that he/she shall not offer, sell or otherwise dispose of any Executive Securities in contravention of any applicable securities laws or in any manner which would require the Company to file any registration statement with the United States Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or to cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any other United States state or federal law.

(d) The Executive is (i) a resident of the jurisdiction set forth next to the Executive’s name on the signature page hereto, (ii) purchasing the Executive Securities in “compensatory circumstances” within the meaning of Rule 701 of the Securities Act, (iii) an “accredited investor” as such term is defined in Rule 501(a) promulgated under the Securities Act, (iv) sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Executive Securities, (v) able to bear the risk of his investment in the Executive Securities for an indefinite period of time, and (vi) that the transfer of the Executive Securities may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth in this Agreement, and (B) the Executive Securities have not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.

(e) The Executive (A) has not been convicted of any criminal offences (except road traffic offences not punishable by custodial sentence) and (B) has not been notified of any insolvency or criminal proceedings filed, pending or threatened against him/her.

(f) Neither the Executive, nor any of his/her direct relatives (parents, grandparents, spouse, siblings, children), as the case may be (each, a “Relative”) is a party to a contract with the Sellers or any person affiliated to any Seller, or has personal interests in connection with such contract.

(g) Except for the existing employment, business manager or consultancy agreements (including all amendments and supplements thereto), as applicable between the Executive and the Company or any of its direct or indirect Subsidiaries, there are no agreements between the Executive or a Relative or Related Person, as the case may be, on the one side and the Company or any of its direct or indirect Subsidiaries on the other side. Neither the Company nor any of its direct or indirect Subsidiaries has granted any security for the benefit of the Executive or a Relative or Related Person, as the case may be. There are no relationships between the Company or any of its direct or indirect Subsidiaries and a third party, in which any of the aforementioned Persons has personal interests beyond those in the ordinary course of business.

(h) The Executive is not currently engaged in, and does not currently intend to pursue, any business activities, other than the Business.

(i) Except as disclosed in writing to the Bain Investors prior to the date hereof, no agreement or other circumstance exists on the basis of which the Executive or a Relative or Related Person could claim or receive a payment or any other benefit in connection with the execution of this Agreement or the consummation of the acquisition that is the subject of the Acquisition Agreement.

(j) Neither the Executive nor any Relative or Related Person, as the case may be, is engaged in a business which conflicts with the Business, in particular:

(i) none of the aforementioned Persons are directly or indirectly active on behalf of a competing business enterprise not constituting the Business, nor do they have a capital interest in a competing enterprise, or in customers or suppliers that constitutes a material portion of such Persons’ current wealth, or reasonably foreseeable future wealth, such that a current conflict may exist; and

(ii) no agreement exists which would prevent the Executive from fulfilling his/her obligations under his/her employment or consultancy or business manager agreement with the Company or any of its direct or indirect subsidiaries.

4. Restrictions on Transfer of Executive Securities.

(a) General Restrictions on Transfer of Executive Securities. No Executive shall sell, transfer, assign, pledge, hypothecate or otherwise dispose of, directly or indirectly, (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in such holder’s Executive Securities (a “Transfer”) without the prior written consent of the Commandité, except pursuant to (i) Section 4(c), (ii) Section 5 (Tag Along Rights), (iii) Section 6 (Drag Along Right), (iv) Section 9 (Right to Purchase the Executive Securities), or (v) pursuant to the Registration Rights Agreement.

(b) Indirect Transfer Restriction. No Executive will, without the prior written consent of the Commandité: (i) in the case of any Executive that is (x) a Permitted Transferee of the Executive, and (y) not a natural Person, permit the issuance of additional interests in itself or any of its Affiliates; and (ii) make any transfer of any indirect interest in any Executive Securities which, if made by the direct holder of such Investor Securities, would not be permitted by the terms of this Agreement.

(c) Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, the restrictions on Transfer set forth in this Section 4 shall not apply with respect to any Transfer of Executive Securities by a holder of Executive Securities to Permitted Transferees after delivering written notice of such Permitted Transfer to the Commandité. For the purposes of this Agreement, “Permitted Transferees” shall mean holders of Executive Securities by way of a Transfer (i) pursuant to applicable laws of descent and distribution or (ii) among the Executive’s Family Members; provided that, the restrictions contained in this Section 4(c) will continue to be applicable to the Executive Securities after any such Transfer and any Executive Securities Transferred pursuant to this Section 4 shall be returned to the transferor promptly upon the transferee ceasing to be Family Member of the Executive. The Company hereby undertakes to give effect to any Transfer of Executive Securities which is expressly permitted by, and transferred in accordance with, this Agreement.

(d) Transfer Procedures. Prior to transferring any Executive Securities (other than pursuant to Section 5 (Tag Along Rights), Section 6 (Drag Along Right), Section 9 (Right to Purchase the Executive Securities) or a Public Sale) to any Person (including, for the avoidance of doubt, a Permitted Transferee), the transferring Executive shall cause the prospective transferee to be bound by this Agreement by executing and delivering to the Company a Deed of Adherence (in accordance with Section 4(f) below) and a Power of Attorney; provided that, such prospective transferee may not be required to make the representations and warranties set forth in Section 3 of this Agreement.

(e) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Executive Securities in violation of any provision of this Agreement shall be void and of no effect, and the Company shall not give effect to such Transfer nor record such Transfer on its books or treat any purported transferee of such Executive Securities as the owner of such Executive Securities for any purpose.

(f) Execution of Deed of Adherence. In the event that any Person who is not a holder of Executive Securities on the date hereof and subsequently becomes a holder of Executive Securities through a Transfer in accordance with the terms of this Agreement, such Person shall execute and deliver a Deed of Adherence to the Company prior to such Transfer or issuance. Any Person who has entered into a Deed of Adherence pursuant to this Agreement shall have the benefit of and be subject to the burden of all the provisions of this Agreement as if such Person was an original party hereto in the capacity designed in the Deed of Adherence and this Agreement shall be interpreted accordingly. Nothing in this provision shall be construed as requiring any party to perform again any obligation or discharge again any liability already performed or discharged or entitle any party to receive again any benefit already enjoyed. The Company undertakes that no Person shall be registered as a holder of Securities unless such Person has executed and delivered to the Company, on its own behalf and on behalf of all the other parties to this Agreement, a Deed of Adherence agreeing to be bound by this Agreement.

(g) Termination of Restrictions. Except as otherwise provided in Section 4(a) above and only for so long as such restrictions may continue to apply in accordance with applicable law, the restrictions set forth in this Section 4 shall continue with respect to each Executive Security until the occurrence of a Public Offering.

5. Tag Along Rights.

(a) Delivery of Investor Sale Notice. At least thirty (30) days prior to any Transfer or series of related Transfers of Bain Securities to a third party which results in the aggregate number of Securities held by the Bain Investors as at the date hereof being reduced by more than 20% (other than pursuant to (i) a Public Sale, (ii) any Transfer pursuant to the Registration Rights Agreement, or (iv) any Transfer to employees, consultants or advisors (or any entity formed for the benefit of any of the foregoing), under a management incentive plan, each Bain Investor making such Transfer or series of Transfers (the “Transferring Securityholder”) shall deliver a written notice (the “Bain Investor Sale Notice”) to the holders of Executive Securities, specifying in reasonable detail the identity of the prospective transferee(s), the number and types of securities to be transferred, the price and the other terms and conditions of the Transfer, including copies of any definitive agreements.

(b) Election to Participate. Any holder of Executive Securities may elect to participate (a “Participating Securityholder”) in the contemplated Transfer only with respect to his Vested Securities by delivering written notice to the Transferring Securityholder within fifteen (15) days after delivery of the Bain Investor Sale Notice in accordance with Section 19. If any holders of Executive Securities have elected to participate in such Transfer, the Transferring Securityholder and such Participating Securityholders shall be entitled to sell in the contemplated Transfer as set out below.

(c) Pro Rata Participation. If any Executive elects to participate in the contemplated Transfer, the Transferring Securityholder and each Participating Securityholder shall be entitled and under an obligation to sell in the contemplated Transfer such number of Bain Securities and Vested Securities, respectively, as is equal to the product of: (i) the quotient determined by dividing the number of Bain Securities or Vested Securities (as applicable) held by such transferring Person by the aggregate number of Securities then issued and outstanding (but excluding all Unvested Securities); and (ii) the total number of Securities to be sold in the contemplated Transfer. The foregoing calculation shall be applied separately with respect to each type of Security. Each Participating Securityholder shall be required, to the extent possible, to transfer all of such Participating Securityholder’s Vested Securities of the same type and in the same proportion as the Bain Securities proposed to be transferred by the Transferring Securityholder pursuant to the Bain Investor Sale Notice. Notwithstanding the foregoing, an Executive may elect to participate in such Transfer only with respect to the Executive’s Co-Invest Securities and not the Executive’s Incentive Securities.

(d) Consideration. The consideration per Security for any Transfer by each Participating Securityholder pursuant to this Section 5 shall be equal to the proceeds that the Participating Securityholder would have been entitled to receive in relation his Securities if the aggregate net proceeds received in the Transfer to which this Section 5 applied were to be paid as a liquidating distribution of the Company in accordance with the terms of this Agreement and the Articles.

(e) Prospective Transferees. No Transferring Securityholder shall Transfer any of its Bain Securities to any prospective transferee described in Section 5(a) unless: (i) simultaneously with such Transfer, each such prospective transferee purchases from the

Participating Securityholders the Vested Securities which the Participating Securityholders are entitled to sell to the prospective transferee pursuant to Sections 5(b) to 5(d) (inclusive) above on terms and conditions no less favourable than those applying to the Transferring Securityholders; or (ii) if such prospective transferee declines to allow the participation of the Participating Securityholders, simultaneously with such transfer, the Transferring Securityholder purchases (on terms and conditions no less favourable that those on which its own Securities are sold to the transferee) the number of Vested Securities from the Participating Securityholder which such Participating Securityholder would have been entitled to sell pursuant to Sections 5(b) to 5(d) (inclusive). If the prospective transferee fails to purchase Vested Securities from any Participating Securityholder as to which such Participating Securityholder has exercised its rights under this Section 5 and the Transferring Securityholder fails to purchase such Vested Securities from the Participating Securityholder, the Transferring Securityholder shall not be permitted to make the proposed Transfer and any such attempted Transfer shall be subject to the penalty provisions of Section 4(e).

(f) Actions. Each holder of Executive Securities transferring Securities pursuant to this Section 5 or Section 6 below shall:

(i) in such Person’s capacity as a Securityholder, be obligated (a) to provide reasonable representations and warranties, customary for Transfers of this kind, with respect to title to and ownership of such Person’s Executive Securities and such Person’s capacity to enter into and be bound by the Transfer agreement, (b) to provide the representations and warranties, if any, to be provided by the Transferring Securityholder with respect to the Company and its Subsidiaries and their business, (c) join on a pro rata basis (based on the amount of proceeds to be received) in any indemnification or other obligation that the Transferring Securityholder agrees to provide with respect to such representations and warranties and (d) take all other customary, necessary or desirable actions as reasonably requested by the Transferring Securityholder in connection with the Transfer; and

(ii) if such holder of Executive Securities shall be an Executive on the date of Transfer, in such Person’s capacity as an Executive provide such representations and warranties, in addition to any representations and warranties provided by the Transferring Securityholder, as may be requested by the transferees; provided that, such representations and warranties are (x) reasonable and customary, (y) consistent with current market practice at the time of the Transfer for transactions of that kind and (z) shall, at a minimum, include the representations and warranties provided in Section 3 above.

(g) Costs. All costs incurred by an Executive in connection with a Transfer of his/her Executive Securities pursuant to this Section 5 shall be borne solely such Executive. In addition, such Executive will bear its pro rata share (based on the amount of consideration received by him/it pursuant to this Section 5) of the costs of sale of such Executive’s Executive Securities to the extent that such costs are incurred for the benefit of all of the holders of the Securities being sold pursuant to such Transfer.

(h) Termination. The rights granted pursuant to this Section 5 shall terminate upon the termination of the restrictions on Transfer set forth in Section 4(a).

6. Drag Along Right.

(a) Approved Sale. If at any time the Bain Investors or the Board decide to effect a Sale of the Company (an “Approved Sale”), the Bain Investors or the Board may deliver a written notice (an “Approved Sale Notice”) with respect to such proposed Approved Sale at least 10 Business Days prior to the anticipated closing date of such Approved Sale to each Executive with the material details of the transaction. In connection with an Approved Sale, each Executive shall (i) conduct itself in a manner conducive to maximizing the aggregate sale proceeds, (ii) raise no objections against, such sale or the process pursuant to which such sale was arranged; (iii) waive any dissenter’s rights, appraisal rights or similar rights to such sale, if such sale is structured as a merger or consolidation; (iv) vote for and consent to any such Approved Sale; and (v) upon request from the Board or the Bain Investors, transfer a proportionate number of such Executive’s Executive Securities or rights to acquire Securities on the terms and conditions approved by the Board. Each Executive shall take all necessary or desirable actions in connection with the consummation of the Approved Sale as reasonably requested by the Bain Investors and the Board. If the Bain Investors do not exercise their rights under this Section 6, any Transfer will be subject to Section 5 (Tag Along Rights).

(b) Distributions upon an Approved Sale. In the event of an Approved Sale, each Executive who has been sent an Approved Sale Notice shall receive in exchange for each Vested Security transferred, the price per Vested Security that the Executive would have been entitled to receive in relation his Vested Securities if the aggregate net proceeds received in the Transfer to which this Section 6 applied were to be paid as a liquidating distribution of the Company in accordance with the terms of this Agreement and the Articles. To the extent any Vested Incentive Securities of the Executive have been transferred as a result of the Executive having received an Approved Sale Notice (the “Dragged Vested Incentive Securities”), the Executive will be entitled to receive on any subsequent sale of Bain Securities any amounts that he would have received had (i) he been holding his Dragged Vested Incentive Securities at the time of any such subsequent sale and (ii) the aggregate net proceeds received in the subsequent sales been paid as a liquidating distribution of the Company in accordance with the terms of this Agreement and the Articles.

(c) Costs. Each Executive who sells Executive Securities pursuant to this Section 6 will bear their pro rata share (based on the amount of consideration received by such Executive pursuant to such Approved Sale) of the costs of sale of such Executive Securities to the extent that such costs are incurred for the benefit of all of the holders of the Securities being sold pursuant to such Approved Sale.

(d) All Executives who sell Executive Securities pursuant to this Section 6 shall provide the same indemnities, representations and warranties and shall take all actions required under Section 5(f).

(e) Termination. The provisions of this Section 6 shall terminate upon the termination of the restrictions on Transfer set forth in Section 4(a).

7. Public Offering.

(a) By the Company. If at any time the Board approves a Public Offering, each holder of Executive Securities (in his/her capacity as a Securityholder) shall vote for and consent to (to the extent it has any voting or consent right) and raise no objections against such Public Offering and each holder of Executive Securities shall take all reasonable actions in connection with the consummation of such Public Offering as requested by the Board and consistent with current market practice at the time of such Public Offering (including, without limitation, those actions described in Section 7(c) below).

(b) Reorganization. In connection with any Public Offering subject to this Section 7, each holder of Executive Securities shall agree to effectuate such Public Offering as follows:

(i) If the public company vehicle (“Newco”) is to be a Luxembourg entity, the Company shall be converted into a société anonyme (public company with limited liability or S.A.) under the laws of the Grand Duchy of Luxembourg, and the shares held by the holders will be reclassified as described below into the securities of Newco to be offered in such Public Offering (the “Newco Common”); or

(ii) If the Board and the managing underwriters agree that it will be more beneficial to either the Bain Investors or the Public Offering to effect the Public Offering using a Newco or a Subsidiary organized under the laws of a jurisdiction other than Luxembourg, the Company shall form or, if applicable, reorganize or recapitalize such entity, and the holders of Executive Securities shall, if requested by the Board, contribute all of their Securities to such Newco or Subsidiary in exchange for common stock in Newco or the relevant Subsidiary.

The Newco Common issued to the holders of Executive Securities shall be allocated among such holders so that, immediately after such exchange, each such holder of Executive Securities holds Newco Common having an aggregate value (based on the Public Offering price to the public) equal to the amount which such holder of the Executive Securities would have received if, immediately prior to such exchange, the Company had distributed to the Securityholders an aggregate amount equal to the Implicit Pre-IPO Value of the Newco Common in a complete liquidation immediately prior to such exchange. Shares of Newco Common shall be allocated among such holders as determined by the rights and preferences set out in the Articles of Association.

(c) Cooperation. Subject to the terms and conditions of this Section 7, the Company and each holder of Executive Securities in such Person’s capacity as such, agrees that it shall assist and cooperate with the other holders of Securities and the Board in doing all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, any Public Offering and shall otherwise act in a manner conducive to maximizing the aggregate offering proceeds. Each holder of Executive Securities agrees that if he/she is an Executive on the date of the Public Offering, such Person shall, in his/her capacity as an Executive, provide such representations and warranties as may be reasonably requested by the underwriters, in addition to any representations and warranties provided by him/her in such

Person’s capacity as a Securityholder; provided that such representations and warranties shall be (x) reasonable and customary and (y) consistent with current market practice at the time of the Public Offering. Subject to the terms and conditions of this Section 7, Newco, the Company and its Subsidiaries and each holder of Executive Securities agrees that it shall not take any actions inconsistent with the procedures set out in this Section 7 or that would otherwise undermine the process for a Public Offering undertaken in accordance with this Section 7. The parties agree that they may carry out or change the form of the reorganization contemplated in Section 7(b) so as to maximize the aggregate tax efficiencies associated with such reorganization, taking into account the tax position of all the Securityholders; provided that, notwithstanding the foregoing and for the avoidance of doubt, any such reorganization may negatively affect the tax position of individual Securityholders. Furthermore, the parties agree that, in the event that any prospective Public Offering is not consummated, and the Board shall so elect, they will assist and cooperate with the other holders of Securities and the Board in doing all things necessary to reverse as expeditiously as reasonably practicable any reorganization of the Company and its Subsidiaries and, to the extent reasonably practicable, to return the Company and Subsidiaries to their corporate forms and capitalization prior to any reorganization or recapitalization.

(d) Waiver. Without limiting the generality of the foregoing, each holder of Executive Securities hereby waives any dissenter’s rights, appraisal rights or similar rights in connection with any recapitalization, reorganization and/or exchange pursuant to this Section 7.

(e) Registration Rights Agreement. In connection with any Public Offering, Newco and the Executive Securityholders shall enter into a Registration Rights Agreement which shall be consistent with the terms of this Section 7 and in a form and substance satisfactory to the Board. For the avoidance of doubt, in the event that the Bain Investors become entitled to any registration rights in connection with a Public Offering, the Executives shall, to the extent consistent with applicable law, have the right to participate on a pro rata basis on all registrations, listings and qualifications made by the Company of its Bain Securities, subject to any reasonable cutbacks determined by the managing underwriter.

8. “Material Covenant Violation” or a “Material Cooperation Violation”.

In the event of a Material Covenant Violation or a Material Cooperation Violation (each, as defined in the Employment Agreement), (i) any Incentive Securities which have not at the time of such Material Covenant Violation or a Material Cooperation Violation (the “MCV Date”) become Vested Securities and (ii) any Incentive Securities that became Vested Securities in the preceding 6-month period ((i) and (ii) together, the “MCV Securities”) may be purchased by the Company or the Bain Investors or such other Person as the Bain Investors may identify, at the lower of Fair Market Value and their Original Cost in accordance with the procedures set forth below in Section 9(b)(iv).

9. Right to Purchase the Incentive Securities

(a) Call Option - Non-Achievement of Performance Threshold. In the event that the Performance Vesting Incentive Securities do not become Vested Securities as a result of the Performance Threshold not being achieved upon a Change in Control or Public Offering in accordance with Section 2(f), such Performance Vesting Incentive Securities may be purchased the Company or the Bain Investors or such other Person as the Bain Investors may identify, at the lower of Fair Market Value and their Original Cost in accordance with the procedure set forth in Section 9(b)(iv).

(b) Call Option. In the event of the Executive’s ceases to be employed by the Company or any of its Subsidiaries, the Incentive Securities then held by the Executive (or his Permitted Transferees, as applicable) may be purchased the Company or the Bain Investors or such other Person as the Bain Investors may identify, in accordance with the procedure set forth in Section 9(b)(iv) (the “Call Option”).

(i) Good Leaver. If the Executive is a Good Leaver, then at any time on or after the Executive’s Termination Date, the Company or the Bain Investors, as applicable, may purchase all or any portion of the Incentive Securities which are Vested Securities at Fair Market Value and, subject to the proviso below in this Section 9(b)(i), the entire portion of the Incentive Securities which are Unvested Securities at the lower of their Fair Market Value and their Original Cost in accordance with the procedures set forth in Section 9(iv), provided that, the Executive (or any of his Permitted Transferees, if applicable) shall be permitted for a period of 12 months from the Executive’s Termination Date (the “Post Termination Period”) to retain any of the Unvested Performance Vesting Incentive Securities (the “Unvested Post-Termination Securities”). If during the Post Termination Period, the Performance Threshold is achieved in connection with a Change in Control or Public Offering, the Unvested Post-Termination Securities shall become Vested Securities (and shall, for the avoidance of doubt, be treated as Vested Securities for all purposes of this Agreement). If, however, the Performance Threshold is not achieved during the Post Termination Period, after the expiration of such period, the Unvested Post-Termination Securities shall no longer be capable of vesting and may be purchased at the lower of their Fair Market Value and their Original Cost in accordance with the procedures set forth in Section 9(iv).

(ii) Medium Leaver. If an Executive’s Termination is the result of the Executive’s voluntary resignation without Good Reason, then on or after the Executive’s Termination Date, the Company or the Bain Investors, as applicable, may purchase all or any portion of the Incentive Securities which are Vested Securities at Fair Market Value and the entire portion of the Incentive Securities which are Unvested Securities at the lower of their Fair Market Value and their Original Cost in accordance with the procedures set forth below.

(iii) Bad Leaver. If the Executive’s Termination is the result of the Executive’s Termination by the Company or one of its Subsidiaries occurring for Cause, then on or after the Executive’s Termination Date, the Company or the Bain Investors, as applicable, may purchase all of the Incentive Securities (including both Vested Securities and Unvested Securities) at the lower of Fair Market Value and their Original Cost in accordance with the procedures set forth below.

(iv) Call Option Exercise Procedures. At the Board’s discretion the Company or the Bain Investors or such other Person as the Bain Investors may identify, as applicable, may purchase and, except as otherwise provided below, the Executive and the Executive’s Permitted Transferees shall sell all or any portion of the Incentive

Securities held by the Executive and his Permitted Transferees, upon delivery, by the Company or the Bain Investors, as applicable, of a written notice (the “Call Option Exercise Notice”) to the holder or holders of the Incentive Securities (i) during the 180-day period following the Executive’s Termination Date, (ii) with respect to Unvested Post-Termination Securities during the 180-day period commencing on the earlier of the date such Securities vest and the expiration of the Post Termination Period, (iii) during the 180 day period following a Change in Control or Public Offering, in relation to any Performance Vesting Incentive Securities which have not become Vested Securities under Section 2(f), or (iv) during the 180-day period commencing on the MCV Date in relation to the MCV Securities, (the “Call Option Exercise Period”). The Company may at any time during the Call Option Exercise Period assign its right to exercise the Call Option to the Bain Investors. The Call Option Exercise Notice will set forth the amount of such Incentive Securities to be acquired, the aggregate consideration to be paid for such Incentive Securities the Board’s determination of Fair Market Value in accordance with Section 10(a) (if any Incentive Security are to be purchased for a price equal to Fair Market Value) and the time and place for the anticipated closing of the transaction. If any of the Incentive Securities is held by Permitted Transferees, the Company or the Bain Investors, as applicable, shall purchase the Incentive Securities from such holder(s) pro rata according to the number of Incentive Securities held by such holder(s) at the time of delivery of such Call Option Exercise Notice (determined as nearly as practicable to the nearest Ordinary Share).

(v) Assignment Rights. If the Company or the Bain Investors (or their assignees) shall have elected to exercise its Call Option to purchase Incentive Securities, then at any time prior to the closing of such transaction, the Company or the Bain Investors (or their assignees) may resell such of the Incentive Securities as have been purchased to any Executive(s) in such amount(s) as the Board shall determine in its full discretion and the relevant Executive shall have agreed to purchase. Such offer shall be effective with respect to all or any portion of the Call Option.

(vi) Closing. The closing of the transactions contemplated by Section 9(b) will take place on the date designated by the Company or the Bain Investors and in any event no later than the later of (a) the 180th day following the Termination Date or following vesting in relation to any Unvested Post-Termination Securities that have become Vested Securities in accordance with Section 9(b)(i) above or following the end of the Post-Termination Period in relation to any Unvested Post-Termination Securities that have not become Vested Securities or following a Change in Control or Public Offering, in relation to any Performance Vesting Incentive Securities which have not become Vested Securities under Section 2(f), or following the MCV Date in relation to the MCV Securities and (b) the 10th day following the determination of the Fair Market Value in accordance with Section 10. The Bain Investors and/or the Company, as the case may be, will pay for the Incentive Securities to be purchased pursuant to the Call Option by wire transfer of immediately available funds to the holder of such Incentive Securities, in the aggregate amount equal to the purchase price for such Incentive Securities, The Bain Investors and/or the Company, as the case may be, shall receive from each seller regarding the sale of the Incentive Securities to the relevant purchaser, representations and warranties that such seller has good and marketable title to the

Incentive Securities to be transferred, free and clear of all liens, claims and other encumbrances and that such seller can validly enter into and be bound by the agreement of sale together with such other representations and warranties as may be reasonable and customary at the time of sale. If the Company purchases any Incentive Securities subject to the Call Option, the Incentive Securities so acquired shall be redeemed in accordance with the provisions of Article 49-8 of the law of 10 August 1915 on commercial companies, as amended.

(vii) Termination of Repurchase Right. The Call Option, and the associated rights of the Calling Person to purchase Executive Securities pursuant to Section 9(b) shall terminate upon the completion of a Public Sale or a Sale of the Company.

10. Fair Market Value.

(a) The Fair Market Value of Incentive Securities subject to the Call Right shall be determined by the Board in its good faith discretion and, to the extent any Incentive Securities are to be purchased for a price equal to Fair Market Value, included in the Call Option Exercise Notice, but shall be subject to adjustment in accordance with Section 10.

(b) Fair Market Value shall be determined as at the Executive’s Termination Date.

(c) Within 30 days starting on the day after receipt of the Call Option Exercise Notice, the Executive shall notify the Board in writing if the Executive does not agree with the Board’s calculation of Fair Market Value (a “Disagreement Notice”).

(d) If the Executive does not provide the Board with a Disagreement Notice within the 30-day period referred to in Section 10(c), the calculation of the Fair Market Value provided by the Board shall be final and binding and shall constitute the Fair Market Value. If the Executive provides the Board with a Disagreement Notice within the 30-day period referred to in Section 10(c), the Executive may appoint a nationally recognised firm experienced in the valuation of private companies to determine the Fair Market Value (the “Executive Valuator”). The Company shall promptly provide all data reasonably requested by the Executive Valuator (including but not limited to financial data) which the Executive Valuator determines in good faith is necessary in order for it to determine Fair Market Value.

(e) If, within 60 days starting on the day after receipt of the Disagreement Notice (or such longer period as may be agreed by the Executive and the Board), the Executive (being advised by the Executive Valuator) and the Board have not agreed to the Fair Market Value, the Executive and the Board shall refer the matters in dispute to a nationally recognised independent firm of accountants agreed by the parties in writing. If the Executive and the Board are unable to agree on the appointment of an independent firm of accountants after a further 21 days, an independent firm of accountants will be appointed on the application of either party to the President at that time of the American Institute of Certified Public Accountants (the “Independent Valuator”) for the purposes of determining the Fair Market Value which shall be either the number originally included in the Call Option Exercise Notice or the number submitted by the Executive to the Independent Valuator.

(f) If the final Fair Market Value, as determined pursuant to the process described above, is 110% or more of the Fair Market Value originally determined by the Board and included in the Call Option Exercise Notice, then the Company will pay the cost of the Executive Valuator and, if applicable, the Independent Valuator, and if such final Fair Market Value is less than 110% of the Fair Market Value originally determined by the Board, then the Executive will pay the cost of the Executive Valuator and, if applicable, the Independent Valuator. Notwithstanding the above, in choosing the Independent Valuator, if applicable, the Board and the Executive shall take into account the cost thereof, with a view of retaining a firm which charges not more than $200,000 for such valuation.

11. Restricted Securities Legend. The Executive Securities have not been registered under the Securities Act and, therefore, in addition to the other restrictions on Transfer contained in this Agreement, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is then available. Any certificate evidencing Executive Securities and any certificate issued in exchange for or upon the Transfer of any Executive Securities shall be stamped or otherwise imprinted with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD OR TRANSFERRED IN THE UNITED STATES OR ANY OF ITS TERRITORIES OR POSSESSIONS OR AREAS SUBJECT TO ITS JURISDICTION OR TO ANY PERSON WHO IS A NATIONAL, CITIZEN OR RESIDENT THEREOF OR PERSON NORMALLY RESIDENT THEREIN OR TO ANY PERSON PURCHASING FOR RESALE TO ANY SUCH PERSON IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF THE EXECUTIVE SUBSCRIPTION AND SECURITYHOLDER’S AGREEMENTS, AS AMENDED AND MODIFIED FROM TIME TO TIME, AMONG THE COMPANY AND CERTAIN SECURITYHOLDERS OF THE COMPANY AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE THEREWITH. COPIES OF THE EXECUTIVE SUBSCRIPTION AND SECURITYHOLDER’S AGREEMENTS ARE ON FILE AT THE REGISTERED OFFICE OF THE COMPANY. THE SECURITIES MAY NOT BE PUBLICLY OFFERED PURSUANT TO THE LAWS OF THE GRAND DUCHY OF LUXEMBOURG.”

The Company shall imprint such legend on certificates evidencing Executive Securities. The legend set forth above shall be removed from the certificates evidencing any Securities of the Company which cease to be Executive Securities in accordance with the definition thereof.

12. 83(b) Election. The Executive will make an election pursuant to Section 83(b) of the U.S. Internal Revenue Code in respect of the Incentive Securities within 30 days following the issuance thereof to the Executive. The Incentive Securities are intended to constitute, and shall be treated for all purposes, as “profits interests” within the meaning of Revenue Procedures 93-27 and 2001-43 and any other official guidance promulgated thereafter.

13. Amendment and Waiver. Subject to Section 14, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company, holders of a majority of the Executive Securities and holders of a majority of the Bain Securities. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms. The provisions of this Section 12 shall remain unaffected by any amendment, modification or waiver of this Agreement.

14. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality or enforceability of any provision in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

15. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the documents referred to herein embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

16. Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Commandite and their respective permitted successors and assigns, the holders of Executive Securities and the respective permitted successors and assigns of each of them, so long as they hold Executive Securities, and the holders of Bain Securities and the respective permitted successors and assigns of each of them, so long as they hold Bain Securities.

17. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

18. Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that the Company, the Commandite, any holder of Executive Securities and any holder of Bain Securities may in its, his/her sole discretion apply for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

19. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been received (a) when delivered personally to the recipient, (b) when telecopied to the recipient (with hard copy sent to the recipient by internationally reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., local time in the jurisdiction of recipient on a Business Day, and otherwise on the next Business Day, or (c) two Business Days after being sent to the recipient by internationally reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the Company, the Bain Investors or any Executive, as applicable, at the address indicated below or to any other holder of Executive Securities subject to this Agreement, at such address, as indicated by the Company’s records, or, in each case, at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

If to the Company or the Commandite:

Bain Capital Partners, LLC

590 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile: (212)421-2225

Attention: Stephen M. Zide

With a copy (which shall not constitute notice hereunder) to:

Address:	Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
United States
Telephone:	+1 212-446-4800
Facsimile:	+1 212-446-4900
Attention:	Eunu Chun

If to the Bain Investors:

Bain Capital Partners, LLC

590 Madison Avenue, 42nd Floor

New York, NY 10022

Facsimile: (212)421-2225

Attention: Stephen M. Zide

With a copy (which shall not constitute notice hereunder) to:

Address:	Kirkland & Ellis LLP
601 Lexington Avenue

New York, NY 10022
United States
Telephone:	+1 212-446-4800
Facsimile:	+1 212-446-4900
Attention:	Eunu Chun

If to the Executive:

Address:	615 East Drive
Sweickley, PA 15143

If to an Executive Securityholder other than the Executive:

At the address provided to the Company by the Executive Securityholder

20. Confidentiality. Each Executive undertakes to the Company and the Bain Investors that, for as long as he/she is the holder of Executive Securities, he/she shall not, and shall use his/her commercially reasonable efforts to procure that his/her Permitted Transferees and Affiliates shall not, disclose to any person, firm or corporation the existence or contents of this Agreement and/or any related discussions or documentation dealing with the equity investment of the Executive in the Company, unless required to do so by law or by the regulations of any relevant stock exchange or following the prior written consent of the Company or the Bain Investors (as the case may be).

21. Arbitration. Any disputes arising hereunder shall be referred to and finally resolved either by (x) an ad hoc arbitration procedure approved by a majority of the Board or, if an agreement as to an ad hoc procedure cannot be reached, then (y) arbitration in accordance with the Rules (the “Rules”) of the London Court of International Arbitration (“LCIA”), which Rules are deemed to be incorporated by reference into this Section 21, except as expressly modified by this Section 21. Before an arbitration pursuant to this provision has been convened, any party may seek interim or provisional relief from the competent Courts of the City of Luxembourg, which shall have exclusive jurisdiction in respect of any such interim or provisional relief. Such interim or provisional relief may subsequently be vacated, continued or modified by the arbitrator on the application of any party. Furthermore, the following provisions shall apply in respect of any arbitration proceedings conducted pursuant to this Section 21:

(a) there shall be one (1) arbitrator, the selection of which shall be by mutual agreement between the parties. If, however, the parties are unable to agree on the selection of the arbitrator within thirty (30) days after the commencement of the arbitration, then the selection of the arbitrator shall be made by the LCIA;

(b) the place of the arbitration shall be London, England;

(c) the language of the arbitration shall be English;

(d) the arbitrator shall determine the allocation of expenses of the arbitral proceedings amongst the parties;

(e) the arbitrator shall have the authority to award all forms of relief determined to be just and equitable; provided that the arbitrator shall have no authority to award punitive or exemplary damages, or any other monetary damages not measured by the prevailing party’s actual damages;

(f) any arbitral award rendered pursuant to this provision shall be final and binding on the parties and may be enforced in any court of competent jurisdiction; and

(g) with respect to any dispute relating to the Call Option, the period for the exercise of the Call Option shall be suspended for the period from and including the date of the referral of the dispute to arbitration to and including the date of delivery of the final decision of the arbitrator and the settlement any payment of any amounts due with respect to the exercise by the Company or the Bain Investors of the Call Option, plus the amount of any outstanding claims, shall be delayed pending the decision of the arbitrator.

22. Joinder. The Executive, upon the request of the Board, will execute and deliver either a counterpart or a joinder to any applicable securityholders agreement and/or any other agreements governing the terms of the equity interests in the Company; provided that no such agreement may provide the Executive with less favorable rights in any manner than those described in this Agreement, or impose significant restrictions in addition to those described in this Agreement on the Executive’s right to acquire, hold and dispose of the equity interests represented by the Executive Securities.

23. Governing Law. This Agreement is governed by and construed in accordance with the laws of England and Wales. The courts of England and Wales have exclusive jurisdiction to settle any dispute or claim that arises out of or in connection with this Agreement or its formation (including non-contractual disputes or claims).

24. Supremacy. In the event of any conflict between this Agreement and the Articles of Association or any business manager agreement entered into between the Executive and the Company or any of its Subsidiaries, the provisions of this Agreement shall prevail and the parties shall procure that the Articles of Association or business manager agreement (as the case may be) shall be amended to such extent as may be necessary in order to remove such conflict and subject to applicable law.

25. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

26. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

27. Delivery by Facsimile. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. As the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

*    *    *    *    *

IN WITNESS WHEREOF, this Executive Subscription and Securityholder’s Agreement has been executed as of the date first written above.

BAIN CAPITAL EVEREST MANAGER HOLDING SCA by its General Partner, BAIN CAPITAL EVEREST MANAGER S.A R.L.

By:	/s/ Ailbhe Jennings
Ailbhe Jennings
Manager

By:	/s/ Michel Plantevin
Michel Plantevin
Manager

BAIN CAPITAL EVEREST MANAGER S.A R.L.

By:	/s/ Ailbhe Jennings
Ailbhe Jennings
Manager

By:	/s/ Michel Plantevin
Michel Plantevin
Manager

[Signature Page to the Executive Subscription and Securityholder’s Agreement]

IN WITNESS WHEREOF, this Executive Subscription and Securityholder’s Agreement has been executed as of the date first written above.

Bain Capital Fund X, L.P. Represented by Bain Capital Partners X, L.P., acting as General partner Itself represented by Bain Capital Investors, LLC, acting as general partner

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

Bain Capital Europe Fund III, L.P. Represented by Bain Capital Partners Europe III, L.P. Itself represented by Bain Capital Investors, LLC

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

BCIP Associates IV, L.P. Represented by Bain Capital Investors, LLC, acting as general partner

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

[Signature Page to the Executive Subscription and Securityholder’s Agreement]

BCIP Trust Associates IV-B, L.P. Represented by Bain Capital Investors, LLC, acting as general partner

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

BCIP Trust Associates IV, L.P. Represented by Bain Capital Investors, LLC, acting as general partner

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

BCIP Associates IV-B, L.P. Represented by Bain Capital Investors, LLC, acting as general partner

/s/ STEVE ZIDE
Name:	STEVE ZIDE
Title:	MANAGING DIRECTOR

[Signature Page to the Executive Subscription and Securityholder’s Agreement]

IN WITNESS WHEREOF, this Executive Subscription and Securityholder’s Agreement has been executed as of the date first written above.

EXECUTIVE

/S/ CHRISTOPHER D PAPPAS
Name:	CHRISTOPHER D PAPPAS
Title:	President & CEO

SCHEDULE OF BAIN INVESTORS

TOTAL CO-INVEST SHARES PER EACH A-F CLASS
Investor	Common Equity	Total Investment in US$
BCIP ASSOCIATES IV, L.P.	2,254.00	2,254,000.00
BCIP TRUST ASSOCIATES IV, L.P.	834.00	834,000.00
BCIP ASSOCIATES IV-B, L.P.	484.00	484,000.00
BCIP TRUST ASSOCIATES IV-B, L.P.	105.00	105,000.00
BAIN CAPITAL FUND X, LP	319,851.00	319,851,000.00
BAIN CAPITAL EUROPE FUND III, LP	320,222.00	320,222,000.00
Dow	48,750.00	48,750,000.00

EXHIBIT A

ARTICLES OF ASSOCIATION

EXHIBIT B

(1) Description of Security	(2) Number Subscribed	(3) USD Price (in aggregate)
Class A Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class B Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class C Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class D Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class E Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class F Ordinary Shares	1,000	US$166,666.60 satisfied by the Note
Class G Ordinary Shares	16,250	US$162.50 paid in cash
Class H Ordinary Shares	16,250	US$162.50 paid in cash
Class I Ordinary Shares	16,250	US$162.50 paid in cash
Class J Ordinary Shares	16,250	US$162.50 paid in cash
Class K Ordinary Shares	16,250	US$162.50 paid in cash
Class L Ordinary Shares	16,250	US$162.50 paid in cash

EXHIBIT C

DEED OF ADHERENCE

THIS DEED is made the                  day of [    ] 20[    ] by [    ] of [    ].

WHEREAS:

(A)	On [the date of issue or transfer of Securities] [ ] of [ ] (the “New Securityholder”) [acquired/was issued] from [ ] (the “Transferor” / “Company”): (i) Class A Ordinary Shares of EUR [-] each and (ii) Class B Ordinary Shares of EUR [-] each (collectively, the “Securities” in the capital of [ ]. (the “Company”) at an aggregate purchase/subscription price of [ ].

(B)	This agreement is entered into in compliance with the terms of Section 4(f) of an executive subscription and securityholder agreement dated 2010 made between the Company, the Executive (as defined therein) and the Bain Investors (as defined therein) (which agreement is herein referred to as the “Agreement”).

NOW THEREFORE IT IS HEREBY AGREED as follows:

1.	The New Securityholder hereby agrees to be bound by the Agreement in all respects as if the New Securityholder were an original party to the Agreement and to perform:

(a)	All the obligations of an Executive in that capacity thereunder; and

(b)	All the obligations expressed to be imposed on such a party to the Agreement;

in both cases, to be performed on or after the date hereof.

2.	The transfer of the Securities to the New Securityholder was made pursuant to Article [ ] of the Articles. The New Securityholder hereby undertakes and covenants to forthwith re-transfer the Securities back to the Transferor if the grounds upon which such transfer was permitted cease to exist.

3.	This Agreement is made for the benefit of:

(a)	the original and current parties to the Agreement; and

(b)	any other person or persons who may after the date of the Agreement (and whether or not prior to or after the date hereof) assume any rights or obligations under the Agreement and be permitted to do so by the terms thereof:

and this Deed shall be irrevocable without the consent of the Company for so long as the New Securityholder holds any Securities in the capital of the Company.

4.	Words and expressions defined in the Agreement shall bear the same meanings herein (unless the context otherwise requires).

5.	This Agreement shall be governed by and shall be construed in accordance with the laws of the Grand Duchy of Luxembourg. The competent courts of the City of Luxembourg shall have exclusive jurisdiction in respect of any matter of dispute arising hereunder.

IN WITNESS WHEREOF this Deed of Adherence is executed as a deed on the date and year first above written.

[    ]

in the presence of:

Witness

Name

EXHIBIT D

FORM OF POWER OF ATTORNEY

THIS POWER OF ATTORNEY is made on [        ] [        ] 20[        ] by [        ] a [company incorporated under the laws of [        ]] whose [registered] office is at [        ] (the Principal).

WHEREAS

The Principal has entered into an Executive Subscription and Securityholder’s Agreement dated [-] June 2010 (the Agreement) which provides, inter alia, for the execution by each Executive of a power of attorney in the form of this Deed.

NOW THIS DEED WITNESSES as follows:

1. The Principal hereby irrevocably and unconditionally (and by way of security for the performance of its obligations under the Agreement) appoints the Company as its attorney to execute and carry out in its name or otherwise and on its behalf all transfers and other documents, acts and things which such attorney may in its absolute discretion consider necessary or desirable to effect any transfer of securities or carry out any other action contemplated by Sections 4, 6, 7 and/or 9 of the Agreement.

2. The appointment contained in clause 1 hereof shall in all circumstances remain in force and be irrevocable until such time as the Principal ceases to be an Executive (as defined in the Agreement) but shall be of no further effect after that date.

3. This Deed shall be governed by and construed in accordance with the laws of England.

IN WITNESS whereof the Principal has executed this Deed the day and year first before written.

EXECUTED and DELIVERED	)
as a DEED by [PRINCIPAL]	)
acting by two directors/a director	)
and the secretary	)

SIGNED as a DEED and DELIVERED	)
on behalf of [PRINCIPAL], a company	)
incorporated in [territory in which	)
[PRINCIPAL] is incorporated] by AB	)
[and CD], being [a] person[s] who, in	)
accordance with the laws of that territory,	)
[is or are] acting under the authority of	)
[PRINCIPAL]	)

EXHIBIT E

FORM OF LOAN NOTE INSTRUMENT

EXHIBIT F

REGISTRATION RIGHTS AGREEMENT